Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	Chief Executive Officer	Executive Vice President & CFO
	PacWest Bancorp	PacWest Bancorp
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	AUGUST 20, 2010

PACIFIC WESTERN BANK ACQUIRES LOS PADRES BANK OF SOLVANG, CA THROUGH AN FDIC-ASSISTED TRANSACTION

—All depositors will be protected in transaction—

—Pacific Western gains 11 additional branches in California and 3 in Arizona—

San Diego, California . . . PacWest Bancorp (Nasdaq: PACW) today announced that its wholly-owned subsidiary Pacific Western Bank purchased certain assets and assumed substantially all the liabilities of Solvang, CA-based Los Padres Bank (“Los Padres”) from the Federal Deposit Insurance Corporation as Receiver of Los Padres (“FDIC”).  As part of this transaction, Pacific Western and the FDIC entered into a loss sharing agreement covering future losses incurred on loans and foreclosed loan collateral. Under the terms of the loss sharing agreement, the FDIC will absorb 80 percent of losses and share in 80 percent of loss recoveries.

Under the terms of the transaction, Pacific Western Bank will acquire certain assets, including all loans, and assume all deposits.  At June 30, 2010, the latest date for which public information is available, Los Padres Bank had $870 million in assets, $534 million in loans and $771 million in deposits. Los Padres Bank operated 11 branches in California and 3 branches in Arizona.  The California branches include 3 in Ventura County, 5 in Santa Barbara County and 4 in San Luis Obispo County, California; the three Arizona branches are in Maricopa County.   Also included in the acquisition was the Harrington Wealth Management subsidiary of Los Padres Bank, headquartered in Fishers, Indiana, which provides trust and investment management services to individuals and institutional clients.

Matt Wagner, CEO of PacWest Bancorp and chairman and CEO of Pacific Western Bank, commented, “We welcome Los Padres Bank customers to the Pacific Western Bank family.  We look forward to serving them with the best possible banking products, and providing them with the safety, strength, customer service and convenience for which Pacific Western is known.”

Mr. Wagner continued, “Los Padres Bank is a great fit for Pacific Western Bank.  Our branch network, including the Los Padres branches, will now include 82 branches, with 79 in California extending from San Diego County in the south to San Luis Obispo County in the north.  Combined with our three branches in Northern California and the three Los Padres branches in Arizona, we have significant coverage across some of the best banking geography in the country.  Pacific Western has always focused on financial strength, relationships and service.  We look forward to supporting our new customers as Pacific Western Bank customers.”

Los Padres Bank branches located in California and Arizona will reopen on Monday, August 23 as branches of Pacific Western Bank.

Customers of both banks should continue to use their existing branches until Pacific Western can fully integrate the Los Padres Bank systems with Pacific Western Bank. After this transition period, customers from Los Padres Bank will gain access to Pacific Western’s 68 existing locations throughout Los Angeles, Orange, Riverside, San Bernardino, San Diego and Ventura Counties.

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with $5.2 billion in assets as of June 30, 2010, with one wholly-owned banking subsidiary, Pacific Western Bank. Through 68 full-service community banking branches and 14 branches of the former Los Padres Bank, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Francisco, San Mateo, and Ventura Counties.  Former Los Padres Bank branches are also located in San Luis Obispo, Santa Barbara and Ventura Counties in California and Maricopa County in Arizona. Through its subsidiary BFI Business Finance and its division First Community Financial, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned investments, acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced investments, acquisitions, to successfully integrate acquired entities or deposits, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021